EXHIBIT 4.3

Form: 07L
Release: 4.8
Low Doherty & Stratford

LEASE

New South Wales
Real Property Act 1900

Leave this space clear. Affix additional pages to the left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY

Insert Duties Assessment No. as issued by Revenue NSW Office.
Duties Assessment No.

(A) **TORRENS TITLE**

Property leased

FOLIO IDENTIFIER 12/800903

(B) **LODGED BY**

Document Collection Box	Name, Address, Telephone and Customer Account Number if any	CODE
502X	Acc. No. 123361 C LOW DOHERTY & STRATFORD PO Box 147 Blacktown NSW 2148 Tel: (02) 9622 4644 Email: Reference: PNS:JC:17000526	L

(C) **LESSOR**

LODO PORRETTA, OLIMPIA PORRETTA, CHRISTINE ANNE MOSTON, TREVOR ATHOL GORMAN, ANNA GORMAN, DENIS GEORGE GAFFNEY AND DIANE ELIZABETH GAFFNEY

The lessor leases to the lessee the property referred to above.

(D) Encumbrances (if applicable):

(E) **LESSEE**

BITTERSWEET BRANDS PTY LTD (ACN 689 211 907)

(F) **TENANCY:**

(G)
1. **TERM** FIVE (5) YEARS
2. **COMMENCING DATE** 01/04/2026
3. **TERMINATING DATE** 31/03/2031
4. With an **OPTION TO RENEW** for a period of FIVE (5) YEARS set out in clause 7.16.0 of ANNEXURE C
5. With an **OPTION TO PURCHASE** set out in clause N/A of N/A
6. Together with and reserving the **RIGHTS** set out in clause N/A of N/A
7. Incorporates the provisions or additional material set out in **ANNEXURE(S)** ANNEXURE C hereto.
8. Incorporates the provisions set out in N/A No. N/A
9. The **RENT** is set out in ITEM 4 of REFERENCE SCHEDULE

DATE ...1.../..4..../...2026

(H)

I certify I am an eligible witness and that the lessor signed this dealing in my presence. [See note* below]	Certified correct for the purposes of the Real Property Act 1900 by the lessor.
SEE ANNEXURE A & B	SEE ANNEXURE A & B
Signature of witness:	Signature of lessor:
Name of witness:	Name:
Address of witness:	

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.
Company: BITTERSWEET BRANDS PTY LTD
(ACN 689 211 907)
Authority: Section 127(1) of the Corporations Act 2001

Signature of authorised person: Daniel Joseph Lanskey (Mar 25, 2026 18:10:34 CDT)	Signature of authorised person:
Name of authorised person: DANIEL JOSEPH LANSKEY	Name of authorised person: LOUISA ANNE MARTINO
Office held: DIRECTOR	Office held: SECRETARY

(I) **STATUTORY DECLARATION #**

I, ...

solemnly and sincerely declare that -

1. The time for the exercise of option to renew/purchase in expired lease No. .... has ended; and
2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at .... in the State of New South Wales on..

in the presence of .... of ....,

☐ Justice of the Peace (J.P. Number ....) ☐ Practising Solicitor

☐ Other qualified witness *[specify]* ....,

** who certifies the following matters concerning the making of this statutory declaration by the person who made it:

1. I saw the face of the person *OR* I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person has a special justification for not removing the covering; and
2. I have known the person for at least 12 months *OR* I have confirmed the person's identity using an identification document and the document I relied on was .... *[Omit ID No.]*

Signature of witness: .... Signature of applicant: ....

As the services of a qualified witness cannot be provided at lodgment, the statutory declaration should be signed and witnessed prior to lodgment. ** If made outside NSW, cross out witness certification. If made in NSW, cross out the text which does not apply.

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.*

"C"

THIS IS THE ANNEXURE REFERRED TO IN MEMORANDUM OF LEASE

FROM: LODO PORRETTA, OLIMPIA PORRETTA, CHRISTINE ANNE MOSTON, TREVOR ATHOL GORMAN, ANNA GORMAN, DENIS GEORGE GAFFNEY AND DIANE ELIZABETH GAFFNEY

TO: BITTERSWEET BRANDS PTY LTD (ACN 689 211 907)

DATED 1st DAY OF APRIL 2026

SECTION 1 - INTERPRETATION

1.1.0 In the interpretation of the Lease except to the extent that such interpretation shall be excluded by or be repugnant to the context where used herein -

(a) "the Lessor" shall mean the Lessor and its successors in title;

(b) "the Lessee" shall mean the Lessee and his successors in title;

(c) "the Lessee's servants agents and invitees" shall mean each and every of the Lessee's clerks, servants, workmen, employees, contractors, agents, customers, clients visitors and any other person or persons who may at any time be on or upon the premises;

(d) "Person" shall be deemed to include a corporation;

(e) Words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender and vice versa as the case may require;

(f) When two or more persons are Lessees all covenants agreements restrictions conditions and provisions shall bind the Lessees and any two or greater number of them jointly and each of them severally and shall also bind the successors in title of the Lessees and every two or greater number of them jointly and each of them severally;

(g) All reference to statutes herein shall include all statutes amending consolidating or replacing the statutes referred to;

(h) "the building" shall mean the Leased Premises or the Building of which the Leased Premises forms part;

(i) "common areas" (where applicable) shall mean those parts of the building and the land provided by the Lessor from time to time for common use by the occupants of the building and including (but without limiting the generality hereof) the pavements, pathways, roadways, parking areas, footpaths, entrances, gardens and other common amenities and conveniences thereof.

Daniel Joseph Lanskey (Mar 25, 2026 18:10:34 CDT)

SECTION 2 - EXCLUSION OF STATUTORY PROVISIONS

2.1.0. Any covenants powers and provisions implied in Leases by virtue of any Act or Ordinance relating to real property which from time to time affect the land upon which the Building has been constructed shall not apply to or be implied in this Lease, except in so far as they are included in the covenants contained in this Lease.

SECTION 3 - TERM

3.1.0. The term of this Lease shall be that stated in Item 1 of the Reference Schedule and this Lease shall commence on the date stated in Item 2 of the Reference Schedule and shall terminate on the date stated in Item 3 of the Reference Schedule.

SECTION 4 - HOLDING OVER BY LESSEE

4.1.0. Should the Lessee continue to occupy the premises beyond the expiration of the term of this Lease with the consent of the Lessor otherwise than pursuant to a further Lease granted by the Lessor to the Lessee he shall do so as a monthly tenant only on the same terms and conditions of this Lease but at a rental payable monthly in advance the first payment to be made on the day following the date stated in Item 3 of the Reference Schedule, equal to one-twelfth of the sum of the following amounts:

(a) The amount (per annum) of rent payable hereunder immediately prior to the expiration of the term of this Lease, increased in accordance with clause 11.1.0 hereof; and

(b) The amount of outgoings payable pursuant to paragraph 5.3.0. of Section 5 of this Lease.

SECTION 5 - COVENANTS BY THE LESSEE

The Lessee hereby covenants with the Lessor that:

5.1.0. The Lessee will pay to the Lessor during the period set out in Item 4 of the Reference Schedule rent at the rate therein specified without any deduction.

5.2.0. The rental shall be paid by the Lessee to the Lessor by equal monthly instalments in advance on the first day of each and every month during the term such instalments to be one-twelfth of the annual rental payable hereunder (including any alterations in rent determined in accordance with the provisions of this Lease) PROVIDED THAT the first payment shall be made on the first day of the said term and if necessary shall be apportioned to the part of the month then remaining and all payments of rent and other monetary amounts required to be paid by the Lessee under this Lease shall be paid to the Lessor in such manner as it may in writing direct.

5.3.0. (a) In addition to the rental previously mentioned the Lessee shall reimburse and pay to the Lessor as additional rent the Lessor's outgoings.

(b) For the purpose of this Clause the expression "the Lessor's outgoings" means the costs, charges, expenses, fees and other outgoings paid or payable by the Lessor in managing, supervising, maintaining and keeping secure the building, including in particular, but without limiting the generality of the beforegoing, the following outgoings relating to the building:

(i) All rates and taxes (including Land Tax, on a multi holding basis), charges and assessments of any public, municipal, governmental or semi-government body, authority or department, other than any penalties, interest or surcharge tax or duties attributable to the Lessor.

(ii) All insurance premiums payable by the Lessor in respect of the building, the fittings and fixtures of the Lessor, public liability insurance and any other insurances reasonably required to be effected by the Lessor.

(iii) The cost of all services supplied to the building, including electricity, gas, water, excess water, sewerage, garbage services and trade waste.

(iv) All costs for or in connection with the maintenance and upkeep of the building (excluding the cost of any structural work, unless the Lessee is required to pay for same pursuant to any of the covenants of this Lease), cleaning, replacements, painting, gardening and landscaping costs.

(v) All reasonable management costs.

(vi) All reasonable costs of repairs and maintenance for the building.

(vii) All fire safety inspections and council fire administration fees and all works associated with fire safety requirements.

(c) The Lessee shall be liable for a proportion only of any of the Lessor's outgoings, should any year of the term of this Lease not represent a full year in respect of which any of the Lessor's outgoings are payable.

5.3.1. The Lessee's proportion of the above outgoings of the building shall be the proportion referred to in Item 5 of the Reference Schedule.

5.3.2. If so requested by the Lessor, the Lessee will pay in each year on account of the moneys payable under Clause 5.3.0. such amount as may be reasonably estimated by the Lessor to be the Lessee's proportion which amount shall be notified to the Lessee and be payable by equal monthly instalments in advance on the days fixed herein for payment of the rent. If at the end of each twelve (12) month period the Lessee's contribution to the outgoings is more than the total of the Lessee's monthly contributions then the Lessee will pay the balance owing within fourteen (14) days of receiving a written statement from the Lessor. If the Lessee's monthly contributions are greater than the Lessee's required contribution then the difference shall be credited to the Lessee for the ensuing twelve (12) month period.

5.4.0. If the rent or any part thereof or any other moneys payable by the Lessee to the Lessor hereunder shall at any time remain unpaid for fourteen (14) days after the same shall have become due (whether any formal or legal demand therefore shall have been made or not) then the Lessee shall pay to the Lessor interest at the rate stated in Item 7 of the Reference Schedule on such moneys from the date on which such moneys fall due for payment to the date on which such moneys are paid to or recovered by the Lessor as the case may be. The Lessor shall be entitled to recover such interest from the Lessee as if such interest from the Lessee were rent in arrears. Nothing contained in any paragraph of this Section 5 shall be deemed to restrict limit or prejudice any right power or remedy of the Lessor in respect of such moneys.

5.5.0. (a) The Lessee will effect and at all times during the term of this Lease and during any period of holding over keep current an adequate public risk insurance policy in respect of the Premises which insurance policy shall be effected with an insurance office acceptable to the Lessor and be for an amount not less than the amount shown in Item 8 of the Reference Schedule.

(b) The Lessor, acting reasonably, shall, by notice in writing to the Lessee, be entitled to require the Lessee to increase the amount of the required public risk coverage.

5.6.0. The Lessee will indemnify and keep indemnified the Lessor from and against:

(a) All claims demands writs summonses actions suits proceedings judgments orders decrees damages costs losses and expenses of any nature whatsoever which the Lessor may suffer or incur in connection with loss of life, personal injury and/or damage to property without limitation in upon or at the Premises caused by the negligence of the Lessee or the Lessee's servants, agents and invitees;

(b) All loss and damage to the premises, to the building and to all property therein or on the land caused by the negligence of the Lessee or the Lessee's servants agents and invitees and in particular but without limiting the generality of the foregoing caused by the use or misuse waste or abuse of water gas oil electricity drainage or faulty fittings or fixtures of the Lessee.

Except any claims, loss or damage suffered as a result of a breach of this lease by the Lessor or a wilful default or negligent act or omission of the Lessor.

5.7.0. Deleted.

5.8.0. The Lessee will forthwith at his own expense insure and keep insured to the full insurable value thereof against breakage with an insurance office acceptable to the Lessor all the glass (including plate glass) which is now or may be at any future time in on or attached to the premises and the Lessee will deliver the policy of such insurance to the Lessor within fourteen (14) days of the date of this Lease.

5.9.0. The Lessee shall promptly repair or replace all broken glass (including plate glass) in on or attached to the demised premises.

5.10.0. The Lessee will not bring on to, do or suffer to be done or allow any act, matter or thing upon the premises or keep anything in the premises which shall or may increase the rate of fire insurance on the building or any property therein or which may vitiate or render void or voidable any insurances in respect thereof or (without limiting the generality of the foregoing) which may conflict with the laws or regulations relating to the fires or any insurance policy over any part of the building or any property therein or the regulations or ordinances of any public authority or the provisions of any statute for the time being in force, other than as reasonably necessary for the permitted use specified in item 9 of the Reference Schedule.

5.11.0. The Lessee will from time to time as and when reasonably required by notice in writing from the Lessor pay all extra premiums and stamp duties payable by the Lessor on account of extra risk caused by the use to which the Leased Premises are put by the Lessee.

5.12.0. The Lessee will if requested by the Lessor forthwith produce to the Lessor any policy of insurance which the Lessee is required to effect hereunder and the receipt for the last premium payable in respect of any such policy.

5.13.0. The Lessor shall not be liable or in any way responsible to the Lessee or to any of the Lessee's servants agents or invitees or to any other person for any injury loss or damage which may be suffered or sustained to any property or by any person in the premises or the building or on the land described in the Lease arising out of the use by the Lessee of the premises.

5.14.0. The Lessee will not:

5.14.1. Cover or obstruct or permit to be covered or obstructed in any manner or by any article or thing the windows sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the premises or any part of the building;

5.14.2. Use or cause or permit to be used for any purposes other than for those for which they were constructed the common areas;

5.14.3. Throw place or allow to fall or cause or permit to be thrown or placed in the common areas sweepings, rubbish, waste paper or any unsuitable substances and the Lessee shall on demand pay to the Lessor the amount of any damage resulting to such common areas from misuse of such facilities by the Lessee or by any of the Lessee's servants agents and invitees;

5.14.4. Use or permit to be used any tea rooms, lavatories, water closets or toilets in the building except those available for general use as may from time to time be designated by the Lessor;

5.14.5. Other than in accordance with the specified use of the premises approved by the Lessor store chemicals, inflammable liquids, acetylene, gas or alcohol, volatile or explosive oils compounds or substances upon the premises or use any such substances or fluids in the premises for any purpose, other than as reasonably necessary for the permitted use specified in item 9 of the Reference Schedule;

5.14.6. Use or permit to be used for storage purposes or impede or allow to be impeded access to fire hose reels, fire exits and electricity distribution board rooms and in particular without affecting the generality of the foregoing, will not occupy or encroach upon any areas marked out by the Lessor around any fire hose reels, fire exits or electricity distribution board rooms in yellow or in some other distinctive manner;

5.14.7. Use the premises or permit the premises to be used in any noisy noxious immoral or offensive manner or as a sleeping place or do or permit on the premises or on the common areas anything which in the opinion of the Lessor may be or become a nuisance disturbance, obstruction or cause of damage to the Lessor its tenants or other persons using the building;

5.14.8. Make any disturbing or irritating noises or install or use any engine or machine which shall cause or may be likely to cause noise or vibration in the building, other than as reasonably necessary for the permitted use specified in item 9 of the Reference Schedule;

5.14.9. Deleted

5.14.10. Deleted

5.14.11. Keep any animals fish reptiles or birds in or about the premises;

5.14.12. Make any use of the premises whether for the Lessee's permitted business or otherwise or permit any use to be made of the premises or to do or suffer to be done on the premises anything (including but without prejudice to the generality of the foregoing the installation or use of any machinery or the employment of any persons) whereby or by reason whereof any public or statutory authority may give or issue or be entitled to give or issue any notice requiring structural alterations or repairs to be made or carried out to the premises or to the whole or any part of the building;

5.14.13. Without the written consent of the Lessor:

(a) Use or occupy the premises otherwise than for the purpose as stated in Item 9 of the Reference Schedule, and that the Lessee will ensure that the conduct and management of the business it conducts in the premises shall at all times be of such standard as will enhance the status of, and preserve the premises for the purposes and uses to which the same are put as permitted by this Lease;

(b) Erect, paint, write or attach on or to the premises or any part thereof (or in the building or any part thereof) any name, number, advertising sign, hoarding or other sign or device without the written consent of the Lessor being first obtained and then of only such colour size style and in such place or places upon or in the premises or building or the land as shall be first designated by the Lessor and any name number advertising sign or hoarding erected, painted, written or attached on or to the premises or any part thereof or on the building or any part thereof or the land or any part thereof without the prior written consent of the Lessor therefore may be taken away by the Lessor without notice and at the cost of the Lessee, and upon the expiration of the term of this Lease, or its sooner determination the Lessee shall remove at his expense any such name, number, advertising, sign or hoarding so erected, painted, written or attached with the prior written consent of the Lessor and the Lessee shall make good any damage or disfigurement caused to the premises or the building or the land by reason of such removal;

(c) To carry on any auction sale upon the premises or any part of the building;

(d) Make or permit to be made any alterations or additions in or to the premises or any part thereof and then only in such manner as approved by the Lessor;

(e) Drill or bore holes or drive nails or screws into any part of the premises or the building nor mark paint or in any way deface the walls ceilings partitions floors woodwork stonework or ironwork of the premises of the building and will not permit others to do any of those things, where to do so would cause irreparable damage to the Leased Premises;

(f) Install or effect any alteration or addition to any electrical fixtures, wiring, equipment, appliances or apparatus for illuminating, air-conditioning, heating, cooling, ventilating, driving machinery or for any other purpose and then only if such installation is carried out under the supervision and control of the Lessor and such electrical fixtures, wiring, equipment, appliances or apparatus are used in accordance with the rules and regulations for the time being of all relevant statutory or other authorities with particular regard to the provisions of those rules and regulations relating to the overloading of electrical mains sub-mains and sub-circuits, where to do so would cause irreparable damage to the Leased Premises.

5.14.14. In any way obstruct or permit the obstruction of the common areas except as permitted from time to time by the Lessor and in particular but without limiting the generality of the foregoing will not use the pathways, entrances, corridors, passages, entry vestibules, stairways, fire doors and escape doors or any of them for any purpose other than for ingress and egress;

5.15.0. The Lessee will not assign the premises or any part thereof without the consent in writing of the Lessor, such consent (subject as hereinafter provided) not to be unreasonably withheld PROVIDED THAT:

(a) The Lessee shall prove to the reasonable satisfaction of the Lessor that the proposed assignee is respectable and responsible and has sufficient commercial expertise to conduct business at the Leased Premises for the purposes provided under the Lease.

(b) The Lessee will pay the Lessor's reasonable legal and other expenses of investigating the Lessee's application for consent and of preparing, executing, stamping and registering all the required instruments or dealings and the costs of obtaining the mortgagee's consent.

(c) The Lessor may require the assignee to execute an instrument in which he will assume liability under the Lease for the residue of the Lease Term.

(d) The Lessor shall not be required to consent to an assignment to a corporation whose shares are not listed on an Australian Stock Exchange, unless (at least) two of its directors or shareholders (chosen by the Lessor) execute personal guarantees in respect of the payment of rent and the observance and performance of Lease covenants by the assignee during the Lease Term.

(e) For the purposes hereof any change in the principal shareholding altering the effective control of the Lessee (if a company) shall be deemed an assignment of the Lease and require the consent of the Lessor as aforesaid.

5.16.0. The Lessee will not erect or construct or place or allow to be erected constructed or placed within the premises any sign, device, furnishing, ornament or object which is visible from any common area in the building or on the land or from the street or from any other building and which, in the opinion of the Lessor, is incongruous or unsightly or may detract from the general appearance of the building.

5.17.0. The Lessee will:

5.17.1. Keep the interior of the premises and all fixtures and fittings therein (including without

limiting the generality of the foregoing, all doors, locks, window frames, window glass, window fittings, curtains, blinds, floors, plaster or other covering to walls and ceilings, pipes and electrical installations from the points where the supplies enter and any meters that may serve the premises and also the roller shutter doors and light fittings) in good and substantial repair and condition, fair wear and tear and damage by fire, lightning, flood, storm and tempest only excepted (save where any insurance moneys are irrecoverable by the Lessor by reason of the neglect default or misconduct of the Lessee) and in such repair and condition (except as aforesaid) to yield up the same at the expiration or sooner determination of the term of this Lease;

5.17.2. Deleted.

5.17.3. (a) Pay to the proper authorities all utility charges including telephone, internet and data usage, water usage, sullage/trade waste charges, electricity and gas used on the premises, and any charges for connections to these services if required. If the Lessee makes default in the payment of these charges it shall be optional for the Lessor to pay the cost of any such charges and to recover the amount so paid from the Lessee;

(b) Pay for the cost of removal of trade waste and/or other waste products from the premises, the cleaning of grease traps and any like charges resulting from the Lessee's use of the premises.

5.17.4. Pay for all power used within the premises for the purpose of lighting, hot water, heating, roller shutter door motors, operating of machinery and any other equipment requiring the use of electricity owned or operated by the Lessee;

5.17.5. In the event of water being supplied to the premises under any system involving the use of a sub-meter, the Lessee will pay for all water usage charges;

5.17.6. Not make any electrical connections except to an electrical distribution board nominated by the Lessor nor make any connections for the supply of electricity oil water or other services except through the service ducts nominated by the Lessor and that the Lessor shall provide such meters and meter enclosures at its own expense as shall be necessary for all services and shall locate the same in such areas within the premises as shall be determined by the Lessor;

5.17.7. (a) At all reasonable times during the term hereof upon the written request of the Lessor concede to any prospective purchaser of the building or Lessee of the premises full and free right to enter thereon and to inspect and examine the same during such time or times as shall be necessary or expedient and the Lessee generally shall not do or perform or permit to be done or performed any act matter or thing which might have the effect of prejudicing a bona fide sale of the building or re-letting of the premises and except where this Lease contains an option for a further term which the Lessee is entitled to exercise and the Lessee exercises such option, within three (3) calendar months immediately preceding the expiration of this Lease allow at all reasonable times prospective tenants or occupiers to inspect the premises;

(b) Permit the Lessor to erect "for sale" signs at any time during the term of this Lease and to erect "to Lease" signs within three (3) calendar months immediately preceding the expiration of this Lease.

5.17.8. Upon the expiration or sooner determination of the term of this Lease surrender to the Lessor all keys giving access to all parts of the Leased Premises and buildings held by the Lessee or any of the Lessee's employees and visitors, irrespective of whether or not the same have been supplied by the Lessor;

5.17.9. Comply promptly with and observe at its own expense all notices received from any statutory, public or municipal authority with respect to the premises and pay any charges imposed by such authorities except such notices as would have been given, and such charges as would have been imposed irrespective of the Lessee's occupancy of the premises;

5.17.10. Should any infectious illness transpire in or about the premises forthwith give written notice thereof to the Lessor, its building supervisor, or managing agent and thoroughly fumigate and disinfect the premises at its own expense and to the satisfaction of the local health officer and the Lessor;

5.17.11. Should the Lessee receive any notice from any Statutory, public or municipal authority with respect to the premises forthwith give notice thereof in writing to the Lessor;

5.17.12. Pay all stamp duty and all the Lessor's legal costs charges and expenses and all incidentals to the preparation, stamping and registration of this Lease including surveyor fees for the preparation of any plans and of any assignment or sub-letting and of any surrender and other termination thereof otherwise than by effluxion of time and in case of default by the Lessee in performing or observing any covenants herein contained or implied the Lessee shall pay to the Lessor all legal and other costs charges and expenses for which the Lessor shall become liable in consequence of or in connection with such default within seven (7) days of the Lessor requesting him so to do;

5.17.13. Forthwith give notice to the Lessor, building supervisor or managing agents of any damage that may occur to the premises and of any accident to or defects in or want of repair of the water, gas, oil or drain pipes, electrical wiring or fittings, fixtures or other facilities or services provided by the Lessor; and shall further give notice of any circumstances likely to be or cause any danger risk or hazard to the premises or to the building or to any person therein;

5.17.14. (a) At all times during the continuance of this Lease keep the Leased Premises and all of the Lessor's fixtures and fittings in good and substantial repair and condition, having regard to the condition thereof at the Commencement Date, fair wear and tear, and damage by fire, lightning, flood, storm and tempest only excepted (save where any insurance moneys are irrecoverable by the Lessor by reason of the neglect, default or misconduct of the Lessee);

(b) At the expiration or sooner determination of the term hereof, peaceably surrender and yield up unto the Lessor the Leased Premises and all of the Lessor's fixture and fittings in good and substantial repair and condition having regard to the condition thereof at the Commencement Date, subject to fair wear and tear;

5.17.15. (a) At the termination or earlier determination of this Lease if so directed by the Lessor remove all trade fixtures, fittings, plant, equipment or other articles in the nature of trade or tenant's fixtures brought upon the premises and used in the course of business by the Lessee and shall make good all damage done to the premises by reason of such removal in order to restore the premises to the

condition as at the date of handover of the premises and prior to the commencement of any works to the premises by the Lessee PROVIDED ALWAYS that at the option of the Lessor any articles not so removed within thirty (30) days of such direction being given shall become and remain the property solely of the Lessor or alternatively if the Lessee shall fail to remove

such articles as aforesaid and the Lessor so notifies the Lessee that the Lessor does not wish to retain some or any of the items thereof the Lessor shall be entitled to remove such items as are not required by it and to sell or otherwise dispose of them as the Lessor shall in its absolute discretion deem fit and the costs and expenses incurred in such removal and sale less the proceeds thereof shall be paid by the Lessee to the Lessor within seven (7) days of being required so to do by the Lessor. If the Lessor, acting reasonably, determines the condition of the premises or any fixtures and fittings to be in a state beyond what would normally be considered fair wear and tear, the Lessor reserves the right to require the Lessee to bear the full cost for repair and/or replacement of the premises or any such fixtures and fittings;

(b) Until such time as the Lessee has complied with the provisions of clauses 5.17.14(a) and (b), and 5.17.15(a) so as to permit the re-letting of the Leased Premises, the Lessee shall continue to be liable to pay rental and outgoings in accordance with the terms of this Lease.

5.17.16. Before any safe, furniture, partition or fitting is moved into or out of the building, give due notice of the intention to move the same to the Lessor, or to its managing agent for the time being, and shall not move the same otherwise than under the supervision or at the direction of the Lessor's managing agent for the time being and at a time approved of by the Lessor or the Lessor's managing agent for the time being;

5.17.17. From time to time advise the Lessor in writing of the address of the place where the Lessee or, if the Lessee is a corporation, a responsible officer of the Lessee ordinarily resides;

5.17.18. Promptly replace all electric light bulbs, tubes and globes in the premises which may become damaged or broken or fail to light with new ones of the same type and quality and when vacating the premises shall leave the same in good order and condition.

5.17.19. Keep all doors and other means of access to the premises securely fastened on all occasions when the premises are left unoccupied;

5.17.20. Keep the premises free from vermin, rodents, termites, white ants, borers and all other pests and shall not suffer such vermin, rodents, termites, white ants, borers or other pests to enter the premises or premises occupied by other tenants of the building (if applicable) and shall take immediate action to notify the Lessor of same. For the avoidance of doubt, the Lessee shall only be responsible for the cost of repairing any damage caused to the premises by any such vermin, rodents, termites, white ants, borers, or other pests if and only if, it occurs as a direct result of the Lessee's use of the Leased Premises;

5.17.21. Inform the Lessor as soon as practicable if the Lessee shall enter into any scheme or deed under the laws relating to bankruptcy or being a company it goes into liquidation or a receiver is appointed of the business of the Lessee;

5.17.22. Not damage or permit to be damaged by any of the Lessee's servants agents and invitees any part of the building of which the demised premises form part (including the demised premises) and will repaint any such damage (including structural damage) to the reasonable satisfaction of the Lessor;

5.17.23. From time to time make good any breakage defect or damage to the common areas or any adjoining premises or any facility or appurtenances thereof occasioned by want of care misuse or abuse on the part of the Lessee or the Lessee's servants agents and invitees or otherwise occasioned by any breach or default of the Lessee hereunder;

5.17.24. Pay any Goods and Services Tax (GST) or similar value added Tax imposed on any supply made under or in accordance with this Lease. The rent and all other moneys payable by and on behalf of the Lessee under this Lease are exclusive of GST or like impost. Liability for GST is additional. It is payable by the Lessee to the Lessor at the same time as rent and other monies are payable.

5.17.25 Be entitled to have access to the premises at such hours as specified in Item 10 of the Reference Schedule or as specified by the Lessor in writing from time to time.

5.17.26 Repair, maintain and clean the lavatories, sinks, wash basins, cisterns and pipes servicing same, comprised in and forming part of the demised premises, and to keep same in good and proper working order and replace with articles of the like use and equal value as may be broken and worn out beyond repair.

5.17.27 Re-paint or re-wallpaper the Leased Premises internally, recarpet the Leased Premises if required by the Lessor (acting reasonably) upon the expiration or earlier determination of this Lease or if not so required then the carpet must be steamed clean prior to the Lessee vacating the Leased Premises.

5.17.28 Cause to be carried out by a respectable firm or company, on an annual basis, a termite/borer inspection and to provide the Lessor with a copy of a report relating to the inspection. The Lessee shall also cause to be carried out any suggested treatment or rectification work as referred to in the report.

5.18.0 The Lessee is not liable to undertake any works or repairs where the works or repairs are necessary as a result of a breach of the lease by the Lessor or wilful default or negligent act or omission of the Lessor.

<u>SECTION 6 - LESSOR'S COVENANTS</u>

The Lessor hereby covenants with the Lessee that:

6.1.0. The Lessor shall pay all rates taxes and assessments charged upon the land except those which the Lessee has covenanted to pay.

6.2.0. The Lessee, upon paying the rent and other moneys payable hereunder and performing and observing his covenants and obligations hereunder, shall and may peaceably possess and enjoy the premises during the continuance of this Lease without any interruption or disturbance from the Lessor or any person or persons lawfully claiming to be by from or under it.

SECTION 7 - GENERAL PROVISIONS

The Lessor and the Lessee mutually agree and declare that:

7.1.0. The Lessor shall have the right for itself, its servants, agents, architects, surveyors, builders and workmen with all necessary materials, equipment and appliances from time to time to enter upon the premises at all reasonable times and upon reasonable notice but

at any time and without any notice in the case of an emergency and in any event PROVIDED THAT the Lessor shall use its best endeavours to minimise any disturbance which might be caused to the Lessee:

(a) To carry out any works or make any repairs or alterations or additions to the premises and to enter upon all or any part of the premises and to use the same for the purposes of effecting or carrying out any repairs alterations or additions or other works which the Lessor may consider necessary or desirable to any part of the building or to any of the services provided therein or to any building adjacent thereto;

(b) To enter and view the state of repair and condition thereof and make such reasonable investigations as it or they may deem necessary for the purpose of ascertaining whether or not there has been any breach of any of the covenants and conditions herein contained and may at its discretion serve upon the Lessee a notice in writing of any defect requiring the Lessee to repair the same in accordance with any covenant herein contained;

(c) Where the Lessee has failed to repair any defect within twenty-one (21) days of the date of service of any notice of the Lessor requiring him so to do in accordance with that notice, to execute all or any of the required repairs as the Lessor shall think fit and without prejudice to the Lessor's other remedies, the Lessee shall pay to the Lessor the cost (or any part thereof) of such repairs as the Lessee ought to have effected including all sums paid on account of any insurances indemnities or compensation under the Workers' Compensation Acts or otherwise howsoever with respect thereto within seven (7) days of the Lessor notifying the Lessee of the amount thereof. Any written advice of such costs served on the Lessee by the Lessor shall be prima facie evidence of the matters stated therein;

(d) For the purposes of complying with the terms of any present or future legislation affecting the premises or the building or of any notice served upon the Lessor or Lessee by the Board of Health, Licensing, municipal or other competent authority, for the purpose of carrying out any repairs alterations or works (including the providing of lighting power telephone and other services to the Lessee and other tenants of the building and for any other purpose the effecting of which necessitates access to the ceilings walls and floors in the premises) and also for the purposes of exercising the powers and authorities of the Lessor hereunder;

(e) In the event of the premises or the building being destroyed or damaged, for the purpose of rebuilding the same or the building or making them fit for the occupation and use thereof by the Lessee and by other occupiers thereof.

7.2.0. The Lessor may if the Lessor so elects remedy at any time without notice any default by the Lessee under this Lease and whenever the Lessor so elects all costs and expenses incurred by the Lessor (including legal costs and expenses) in remedying a default shall be paid by the Lessee to the Lessor within twenty-four (24) hours of the Lessor notifying the Lessee in writing of the amount thereof which notice shall be prima facie evidence of the amount thereof.

7.3.0. In case the rent hereby reserved or part thereof or any other moneys payable by the Lessee to the Lessor hereunder is in arrears for fourteen (14) days although no formal demand therefore has been made or in case default is made in the fulfilment of any covenant or provision hereof and on the part of the Lessee to be performed or observed and such default is continued for fourteen (14) days or in case the repairs required by any notice as aforesaid are not completed within the time specified therein or in case the Lessee (not being a company) becomes bankrupt or assigns his estate or enters into a deed of arrangement for the benefit of creditors or being a company shall go into liquidation or be wound up or be dissolved or entered into a scheme of arrangement for creditors or any class thereof or be placed under official management or a receiver or manager of any of its assets be appointed or an inspector be appointed pursuant to the Corporation Law or execution be levied against any of its assets then immediately or at any time thereafter and without notice or demand to or on the Lessee and notwithstanding prior waiver or failure to take action by the Lessor in respect of any such matter thing or default whether past or continuing it shall be lawful for the Lessor or any person or persons duly authorised by it to re-enter upon the premises or any part thereof in the name of the whole and thereby determine the estate of the Lessee and to remove all goods and effects found on the premises but without releasing the Lessee from any liability in respect of the breach or non-observance of any covenant or provision hereof.

7.4.0. Any goods and effects so removed by the Lessor pursuant to Clause 7.3.0 hereof may be stored by the Lessor with an appropriate storer of chattels and the cost of such storage will be paid by the Lessee to the Lessor PROVIDED ALWAYS that if the Lessee fails to pay such storage charge and to take delivery of such goods and effects when required by the Lessor so to do and in either case within fourteen (14) days of being required to pay or to take delivery as the case may be the Lessor shall be entitled to sell or dispose of such goods and effects as it thinks fit and after deducting from any moneys received in so doing the said storage charges and the costs of such sale or disposal shall hold the balance for the Lessee.

7.5.0. In the case of the happening of any event whereby the Lessor may become entitled to re-enter and take possession of the premises and to determine this Lease as aforesaid after necessary compliance with any relevant statutory provision as to the exercise of rights of forfeiture (of which the statutory declaration of any officer of the Lessor shall be conclusive evidence for the purpose of the Registrar General) the Lessee for himself and his successors in title hereby irrevocably appoints the Lessor (and where applicable, every Director and Secretary of the Lessor) as its Attorney for the purpose of giving full effect to the power of re-entry and to execute a surrender of this Lease and to procure the registration thereof and to register this Power of Attorney according to the *Real Property Act 1900* or any substitute law for the time being in force in the State of New South Wales.

7.6.0. The Lessor shall in all cases retain and have the power to prescribe the weight and proper position of heavy machinery plant, equipment, furniture, iron or steel safes within the premises and of any other heavy articles or goods where the same are reasonably

necessary or proper for the Lessee's permitted use of the premises as herein provided. All damage caused to the building or any part thereof or to the land or any part thereof by the Lessee or any one on its behalf by taking in or out or by reason of the positioning of any such heavy machinery, plant, equipment, furniture, safes, articles or goods or during the time such are in the building shall be made good by the Lessee, or, if the Lessor so elects by the Lessor at the expense of the Lessee. The Lessee shall pay to the Lessor the amount of such damage made good by the Lessor within seven (7) days of the Lessor notifying the Lessee of the amount thereof.

7.7.0. The Lessor does not expressly or impliedly warrant that:

(i) the premises are now or will remain suitable or adequate for all or any of the purposes of the Lessee and all warranties (if any) as to suitability and adequateness of the premises implied by law are hereby expressly negatived;

(ii) the premises can be used for the purpose stipulated in this Lease and it is for the Lessee to satisfy himself that the premises can be so used.

7.8.0. (a) If the building or the Leased Premises are damaged so that the Leased Premises cannot be used by the Lessee, unless any such damage is caused by the wilful intent or the negligence of the Lessee, his servants, agents or invitees then the Lessee shall not be liable to pay the rent or the tenant's outgoings or other charges payable to the Lessor for the period that the Premises cannot be used.

(b) If the Leased Premises is still usable by the Lessee, but the useability is diminished because of the damage, the Lessee's liability to pay rent and outgoings will be reduced in proportion to the reduction in useability, unless any such damage is caused by the wilful intent or the negligence of the Lessee, his servants, agents or invitees.

(c) If the Lessor gives to the Lessee a notice that the Lessor considers that the damage is such that repairing the building or the Leased Premises is impracticable or undesirable, then either the Lessor or the Lessee may terminate this Lease by giving not less than seven (7) days notice to the other, and no compensation is payable for that termination.

(d) If the Lessor does not repair the damage within a reasonable time after the Lessee gives the Lessor a notice asking it to do so, the Lessee may terminate this Lease by giving seven (7) days notice in writing to the Lessor.

(e) The Lessee shall not be entitled to an abatement of rent or outgoings if any damage is caused by the Lessee, its agents or employees.

(f) Nothing in this Clause contained or implied shall be deemed to impose any obligations upon the Lessor to re-build or reinstate or make fit for occupation the Leased Premises or the building comprising the Leased Premises.

(g) In the event of the building or the Leased Premises being resumed or taken for public purposes by any common authority, then the Lessor may terminate this Lease by giving to the Lessee twenty eight (28) days notice in writing and the Lease shall thereupon be determined accordingly, and no liability shall attach to the Lessor by reason of any such determination, but any such determination shall be without prejudice to the right of the other party in respect of any antecedent breach or non-observance of any covenant or provision hereof.

7.9.0. Notwithstanding any implication or rules of law to the contrary the Lessor shall not be liable to the Lessee for any damage or loss suffered by the Lessee or the Lessee's servants agents and invitees or other persons resulting from or arising out of any act, default, or neglect of the Lessor or any other person or persons in carrying out the powers authorities and provisions herein contained or otherwise with respect to the premises or the building or by reason of the Lessor neglecting to do something to the premises or to the building of which the premises form part unless as between the Lessor and the Lessee it might be legally liable to do.

7.10.0. No consent or waiver express or implied by the Lessor to or of any breach of any covenant condition or duty of the Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant condition or duty.

7.11.0. Each reference in this Lease to any of the items in the Reference Schedule hereto shall be construed to incorporate the date stated under that item.

7.12.0. Any headings and marginal notes appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections or clauses of this Lease nor in any way affect this Lease.

7.13.0. Any notice or other documents or writing required to be served delivered or given hereunder may be served delivered or given in any manner mentioned in Section 170 of the Conveyancing Act 1919 as amended and in addition thereto may be served delivered or given to the Lessee by enclosing the same in a properly stamped envelope addressed to the Lessee at his place of business or residence last known to the Lessor and by placing it in a receptacle provided for that purpose by the postal authority for the time being and any such notice or other document or writing shall when served delivered or given in the manner last mentioned be deemed to have been served delivered or given at the time when the same would normally be delivered in the ordinary course of the post and in the case of a notice document or writing to be served by the Lessor on the Lessee the same may be signed on behalf of the Lessor by any member of the Board of the Lessor or by the Secretary or Investment Manager of the Lessor for the time being.

7.14.0. The Lessee hereby acknowledges that all machinery, fittings and fixtures including heating equipment, air conditioning and ventilation machinery, roller doors and light fittings installed by the Lessor are in proper repair and working condition at the date of this Lease.

7.15.0. In the event of any portion of this Lease becoming or being declared invalid or illegal by any law or order decree or judgment of any Court, this Lease shall be construed as if such portion had not been inserted therein except where such construction can operate as an undue hardship on the Lessor or the Lessee or constitute a substantial deviation from the general intent and purpose of the parties as reflected in the Lease as originally executed.

7.16.0. (a) If the Lessee desires to have a further Lease of the premises granted to him for the period stated in Item 11 of the Reference Schedule after the expiration of the term hereby granted and gives to the Lessor not more than six (6) months nor less than three (3) months notice in writing to that effect before the expiration of the term of this Lease then (provided that during the term of the Lease the Lessee had paid all moneys payable by the Lessee pursuant to the Lease promptly and that at the date of the exercise of the option and at the date of the expiration of the term of the Lease there is no subsisting breach by the Lessee of the covenants terms and conditions and provisions herein

contained) the Lessor will at the cost and expense of the Lessee grant to the Lessee a Lease of the premises for a period stated in Item 11 of the Reference Schedule commencing on the day following the expiration of the term of this Lease and subject to the same covenants terms conditions and provisions contained in this Lease provided that this Clause shall be deleted from any new Lease granted pursuant to this Clause.

(b) The rental for the new Lease shall be decided by negotiations between the Lessor and the Lessee ("the Market Rent"). Should the parties not agree on a new rental then the current market rent shall be determined in accordance with this clause:

(i) (a) "Current market rent" means the rent that, having regard to the terms and conditions of the Lease and such other matters as are relevant to the assessment of the current market rent, would be reasonably expected to be paid for the premises if they were unoccupied and offered for renting for the use to which the premises may be put in accordance with the Lease;

(b) Rent concessions and other benefits that are frequently or generally offered to prospective Lessees of unoccupied retail shops are declared to be relevant matters to be taken into account in the assessment of the current market rent;

(c) The value of goodwill created by the Lessee's occupation and the value of the Lessee's fixtures and fittings in the retail shop premises are to be ignored for the purposes of the assessment of the current market rent;

(d) Without limiting the generality of paragraph (i), the current market rent shall be determined:

(I) on the basis that the premises are available for leasing with vacant possession for the residue of the current Lease Term (and option for renewal) at the review date;

(II) on the basis that the Lessee's Lease covenants and obligations have been fully performed at the review date.

(ii) Either party may apply to the person for the time being holding or acting in the office of Chair of the Australian Property Institute (NSW) ("the nominator") to nominate a person who is a licensed valuer and (i) has practised as a valuer for not less than five years; (ii) is a member of the Australian Institute of Valuers and Land Administrators (Incorporated); and (iii) is licensed to practise as a valuer of the kind of premises that are the subject of this Lease (called "nominee") to determine the current market rent for the term of the new Lease.

(iii) The nominee shall act as an expert and not as an arbitrator. Each party may submit written valuations and submissions to the nominee within 21 days after the nominee has accepted the nomination to act, but may not make oral submissions or adduce any evidence. A party shall, at the time of submitting any written submissions or written valuation to the nominee, forward to the other party a copy of all written material submitted to the nominee. Within 35 days after the nominee has accepted the nomination to act, each party may forward to the nominee written comments on the other party's written valuations and submissions. The nominee shall take into consideration any written submissions received within those periods, but is not fettered by them and shall determine the

current market rent in accordance with his own judgment and the opinion which he forms. The nominee's determination is final and binding on the parties.

(iv) The nominee shall conclude his determination and inform the parties of it within fifty six (56) days after having accepted the nomination to act.

(v) If the nominee:

(a) fails to accept the nomination to act;

(b) fails to determine the current market rent within fifty six (56) days after accepting the nomination to act;

(c) becomes incapacitated or dies; or

(d) resigns as the nominee;

then either party may request the nominator to appoint another nominee in accordance with paragraph (ii).

(vi) the parties shall bear equally the total costs of the rent determination for the new Lease. Each party shall bear its own costs of legal representation and the fees of any expert for giving evidence and for making a valuation for the purpose of written submissions.

(c) The rental payable during the first year of the term of the new lease shall not as a consequence of the foregoing provisions be less than the amount of rent payable during the last year of this lease.

7.17.0 If the Lessee carries out any structural improvements to the premises then at the termination or earlier determination of this Lease, such improvements shall become the property of the Lessor.

SECTION 8 – SECURITY DEPOSIT

8.1.0. (a) The Lessee shall on or before the signing of this Lease provide to the Lessors' Agent a Security Deposit equal to four point five (4.5) months rental plus GST.

(b) The Security Deposit shall be held as security against any failure by the Lessee to comply with those covenants in this Lease relating to the care or repair of the premises or the payment of rent or charges. In the event of such failure the Lessor is entitled to draw from the Security Deposit, funds to cover any loss or damage sustained. Within fourteen (14) days after the termination of the Lease and the Lessee having complied with its make good obligations pursuant to this lease, the Lessor shall cause to be remitted to the Lessee the Security Deposit, or such part of the Security Deposit that has not been drawn down by the Lessor. Written details of all amounts deducted together with copies of all relevant quotations, accounts and receipts shall be supplied at the same time. The Lessor shall not be entitled to apply the Security Deposit except as hereinbefore provided.

(c) The Lessor shall be entitled, by notice in writing to the Lessee, to require the Security Deposit to be increased so that for each year of the term of this

Lease, the Security Deposit is equal to 4.5/12 of the annual rental, (plus GST) being paid by the Lessee.

(d) Deleted

(e) Deleted.

SECTION 9 - JOINT AND SEVERAL LIABILITY

9.1.0. In the event of there being two or more Lessors or two or more Lessees under this Lease (including whilst the Lease or the reversion is held by legal personal representatives, successors or assigns) each of them is jointly and severally liable to perform covenants and obligations under this Lease.

SECTION 10 - ESSENTIAL TERMS

10.1.0. Each of the covenants by the Lessee which are specified in this paragraph are essential terms of this Lease.

(a) The covenant to pay rent throughout the Lease Term and to pay outgoings.

(b) The Covenant relating to assignment, sub-letting or otherwise disposal of the Leased Premises.

(c) The Covenant relating to the use of the Leased Premises.

(d) The Covenant relating to insurance.

(e) The Covenant relating to the provision of a Bank Guarantee/Bond.

(f) The Covenant relating to maintenance and repair.

The breach, non-performance or non-observance of any one or more of such covenants on the part of the Lessee shall be deemed to be a fundamental breach of the provisions of this Lease.

10.1.1 The presence of this Clause in this Lease shall not mean or be construed as meaning that there are no other essential terms in this Lease.

10.2.0. In respect of the Lessee's obligation to pay rent, the acceptance by the Lessor of arrears or of any late payment of rent shall not constitute a waiver of the essentiality of the Lessee's obligation to pay rent in respect of those arrears or of the late payments or in respect of the Lessee's continuing obligation to pay rent during the Lease Term.

10.3.0. The Lessee covenants to compensate the Lessor in respect of any breach of an essential term of this Lease and the Lessor is entitled to recover damages from the Lessee in respect of such breaches. The Lessor's entitlement under this clause is in addition to any other remedy or entitlement to which the Lessor is entitled (including to terminate this Lease).

10.4.0. In the event that the Lessee's conduct (whether acts or omissions) constitutes a repudiation of the Lease (or of the Lessee's obligations under the Lease) or constitutes a breach of any Lease covenants, the Lessee covenants to compensate the Lessor for the loss or damage suffered by reason of the repudiation or breach.

10.5.0. The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the damage suffered by the Lessor during the entire term of this Lease.

10.6.0. The Lessor's entitlement to recover damages shall not be affected or limited by any of the following:

(a) If the Lessee shall abandon or vacate the Leased Premises;

(b) If the Lessor shall elect to re-enter or to terminate the Lease;

(c) If the Lessor shall accept the Lessee's repudiation;

(d) If the parties' conduct shall constitute a surrender by operation of law.

10.7.0. The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire Lease Term, including the periods before and after the Lessee has vacated the Leased Premises, and before and after the abandonment, termination repudiation, acceptance of repudiation or surrender by operation of law referred to in paragraph 10.6.0., whether the proceedings are instituted either before or after such conduct.

10.8.0. In the event of the Lessee vacating the Leased Premises, whether with or without the Lessor's consent, the Lessor shall be obliged to take reasonable steps to mitigate his damages and to endeavour to Lease the premises at a reasonable rent and on reasonable terms. The Lessor's entitlement to damages shall be assessed on the basis that the Lessor should have observed the obligation to mitigate damages contained in this paragraph. The Lessor's conduct taken in pursuance of the duty to mitigate damages shall not by itself constitute acceptance of the Lessee's breach or repudiation or a surrender by operation of law.

SECTION 11 - RENT REVIEW

11.1.0 The rental payable by the Lessee shall be reviewed at the end of each twelve (12) month period of the term of this Lease ("the Review Date") and shall be the greater of the following calculations:

A. (i) An amount to be determined in accordance with the following formula:

$$R = \frac{A \times B}{C}$$

Where:

R = the Rent payable from the Review Date;

A = the Rent payable during the Lease year just ended;

B = the Consumer Price Index All Groups (Sydney Capital Area) as last published by the Australian Statistician before the end of the previous year of this Lease; and

C = the Consumer Price Index All Groups (Sydney Capital Area) as last published by the Australian Statistician before the commencement of the previous year of this Lease.

OR

B. The rental payable during the first year of this Lease shall be reviewed before the expiration of each period of twelve (12) months in each year of the term of this Lease and shall be increased to an amount calculated by multiplying the amount of the rent applicable prior to the date of review by 1.035.

11.2.0 The rental payable during the term of this Lease shall not as a consequence of the foregoing provisions be less than the amount of the rent payable immediately prior to the Review Date.

SECTION 12 Deleted

SECTION 13 – MISCELLANEOUS

13.1.0 (a) The Lessee will pay all costs and expenses of and in connection with the maintenance and repair of any air-conditioning equipment and fire fighting equipment ("the Equipment") which serves or operates in the Leased Premises.

(b) The Lessee must cause the air conditioning equipment to be serviced not less than every three (3) months and if so required by the Lessor, the Lessee will enter into a maintenance agreement with a contractor approved by the Lessor for the regular maintenance of the Equipment.

(c) If the Lessee fails to properly maintain the Equipment resulting in the Equipment requiring to be replaced then the Lessee shall be responsible for the cost of any such replacement.

(d) The Lessee will pay all costs and expenses associated with upgrading the Equipment which is required because of the Lessee's use or fitout of the Premises.

13.2.0 If the Lessor consents to the Lessee carrying out any works to the Leased Premises then the Lessor will be deemed to have appointed the Lessee (from the date of commencement of the Lessee's works) as principal contractor in relation to the Leased Premises under the relevant Workplace Laws to exercise the authority and control of the Lessor as owner of the Leased Premises and to discharge the responsibility placed on the Lessor under the relevant Workplace Laws in relation to the Leased Premises as a construction workplace. The parties must do all things required under the Workplace Laws to give effect to this appointment. The Lessee indemnifies the Lessor in respect of any claim of any nature whatsoever made against the Lessor as a result of the Lessee's works.

13.3.0 The Lessee will receive a six (6) week rent free period but must make payments of outgoings from the Lease Commencing Date

13.4.0 The Lessee must provide at least three (3) months written notice prior to the Terminating Date of its intention to vacate the Leased Premises.

13.5.0 Notwithstanding any other term of this lease, the Lessee is not liable for any costs, expenses or monies in relation to any capital works or capital expenditure of any kind relating to the Leased Premises or any other amounts whose recovery from the Lessee would be contrary to any applicable legislation, and is not required to undertake any capital works or repairs, except where such costs have been incurred as a direct result of a breach in this lease by the Lessee or a negligent act or omission by the Lessee or where such works are required because of the Lessee's use of the Leased Premises.

13.6.0 Notwithstanding any other term of this lease, the Lessee may sub-lease or licence part of the Leased Premises to a related entity (as that term is defined in the Corporations Act) of the Lessee without the written consent of the Lessor, provided the Lessee notifies the Lessor in writing of the sub-lease or licence (as the case may be).

13.7.0 To the extent that a licence or approval is necessary for the Lessee to use the premises for the permitted use specified in item 9 of the Reference Schedule, the Lessor consents to the Leased Premises being used for the said purpose and use, and agrees to sign such documents as reasonably necessary by the Lessee.

13.8.0 (a) The Lessee acknowledges and agrees that the following items are being left at the Leased Premises by the previous tenant and as and from the Commencing Date will become the property of the Lessee:-

(i) Front perimeter security screening; and
(ii) CCTV cabling (including conduit housing), additional power outlets and wall mount data rack.

(b) If so required by the Lessor, the Lessee must remove the items referred to in subclause (a) hereof as part of the Lessee's make good.

REFERENCE SCHEDULE

ITEM 1	(paragraph 3.1.0)	TERM OF LEASE FIVE (5) YEARS
ITEM 2	(paragraph 3.1.0)	DATE OF COMMENCEMENT 1 APRIL 2026
ITEM 3	(paragraph 3.1.0)	DATE OF TERMINATION 31 MARCH 2031
ITEM 4	(paragraph 5.1.0)	Rent at the rate of $298,350.00 per annum ($24,862.50 per calendar month), plus GST, for the first year of the Term.
ITEM 5	(paragraph 5.3.1)	PROPORTION OF OUTGOINGS 100%
ITEM 6	(paragraph 5.3.2)	NOT USED
ITEM 7	(paragraph 5.4.0)	INTEREST RATE ON MONEYS DUE BUT UNPAID 12% PER ANNUM
ITEM 8	(paragraph 5.5.0)	AMOUNT OF PUBLIC RISK INSURANCE $20,000,000.00
ITEM 9	(paragraph 5.14.13)	PERMITTED BUSINESS OR USE OF PREMISES BEVERAGE MANUFACTURING – ALCHOLIC AND NON-ALCHOLIC
ITEM 10	(paragraph 5.17.25)	HOURS OF ACCESS AT ALL TIMES
ITEM 11	(paragraph 7.16.0)	PERIOD OF RENEWED LEASE FIVE (5) YEARS

Daniel Joseph Lanskey (Mar 25, 2026 18:10:34 CDT)

Annexure A to LEASE

Parties: From L PORRETTA, O PORRETTA, C A MOSTON, T A GORMAN, A GORMAN, D G GAFFNEY AND D E GAFFNEY to BITTERSWEET BRANDS PTY LTD (ACN 689211907)

Dated: ..../........../..............

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness: PHILLIP STRATFORD
LAWYER
Address of witness: LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Lodo Porretta

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness:
Address of witness: PHILLIP STRATFORD
LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Olimpia Porretta

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness:
Address of witness: PHILLIP STRATFORD
LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Christine Anne Moston

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness:
Address of witness: PHILLIP STRATFORD
LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Trevor Athol Gorman

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.*

Annexure B to LEASE

Parties: From L PORRETTA, O PORRETTA, C A MOSTON, T A GORMAN, A GORMAN, D G GAFFNEY AND D E GAFFNEY to BITTERSWEET BRANDS PTY LTD (ACN 689211907)

Dated: ..../........./..............

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness:
Address of witness: PHILLIP STRATFORD
LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Anna Gorman

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness: PHILLIP STRATFORD
Address of witness: LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Denis George Gaffney

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness: [signature]

Name of witness: PHILLIP STRATFORD
Address of witness: LAWYER
LEVEL 2, 83 FLUSHCOMBE ROAD
BLACKTOWN NSW 2148

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor: [signature]

Name: Diane Elizabeth Gaffney

I certify I am an eligible witness and that the lessor signed this dealing in my presence.
[See note* below]

Signature of witness:

Name of witness:
Address of witness:

Certified correct for the purposes of the Real Property Act 1900 by the lessor.

Signature of lessor:

Name:

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.*